UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 8, 2015

FORTINET, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Kifer Road

Sunnyvale, CA 94086

(Address of principal executive offices, including zip code)

(408) 235-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 27, 2015, Fortinet, Inc., a Delaware corporation (“Fortinet”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Fortinet, Malbrouck Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Fortinet (“Purchaser”), and Meru Networks, Inc., a Delaware corporation (“Meru”). Pursuant to the terms of the Merger Agreement, on June 9, 2015, Purchaser commenced a cash tender offer to acquire all of the issued and outstanding shares of common stock, par value $0.0005 per share, of Meru (the “Shares”) for $1.63 per Share, net to the seller in cash, without interest and subject to any required withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 9, 2015 (as amended or supplemented, the “Offer to Purchase”) and in the related Letter of Transmittal (as amended or supplemented, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer”).

The Offer expired at 12:00 midnight, New York City time, at the end of the day on July 7, 2015. Fortinet and Purchaser were advised by Computershare Inc., the depositary for the Offer (the “Depositary”), that, as of the expiration of the Offer, a total of 14,835,691 Shares had been validly tendered into and not withdrawn pursuant to the Offer, representing approximately 60.18% of the outstanding Shares as of 12:00 midnight, New York City time, at the end of the day on July 7, 2015. Additionally, the Depositary advised Fortinet and the Purchaser that an additional 102,563 Shares had been tendered by notice of guaranteed delivery. The Purchaser has accepted for payment all Shares validly tendered pursuant to the Offer and not properly withdrawn. Payment for such Shares has been made to the Depositary, which will transmit payments to tendering stockholders in accordance with the terms of the Offer.

On July 8, 2015, following acceptance of the tendered Shares, Purchaser merged with and into Meru pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with Meru surviving as a wholly owned subsidiary of Fortinet (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time and not tendered pursuant to the Offer (other than (i) Shares held by Meru or Fortinet or any of their respective subsidiaries and (ii) Shares owned by Meru stockholders who properly perfected their statutory appraisal rights under Delaware law) was cancelled and automatically converted into the right to receive an amount equal to the Offer Price, without interest and less any required withholding tax.

Fortinet paid a total of approximately $44 million in the Offer and Merger (inclusive of assumed equity awards), and funded the cash payments required to complete the Offer and the Merger with cash on hand.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit (d)(1) to the Schedule TO filed by Fortinet on June 9, 2015 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Meru with the SEC on May 27, 2015), which is incorporated herein by reference.

Item 8.01	Other Events.

On July 8, 2015, Fortinet issued a press release announcing the expiration and results of the Offer and the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Fortinet intends to file financial information required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(b) Pro forma financial information.

Fortinet intends to file pro forma financial information required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(d) Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated May 27, 2015, by and among Fortinet, Inc., Malbrouck Acquisition Corp. and Meru Networks, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Meru on May 27, 2015).

99.1	Press release, dated July 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTINET, INC.

By:	/s/ John Whittle
John Whittle
Vice President and General Counsel

Date: July 8, 2015

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, dated May 27, 2015, by and among Fortinet, Inc., Malbrouck Acquisition Corp. and Meru Networks, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Meru on May 27, 2015).

99.1	Press release, dated July 8, 2015.